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                                                                     Exhibit 5.1



                                                     November 26, 2001


Antigenics Inc.
630 Fifth Avenue Suite 2100
New York, New York  10111

    Re:  $100,000,000 Aggregate Offering Price of Securities of Antigenics Inc.

Ladies and Gentlemen:

         We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Antigenics Inc. (the "Company"), a Delaware corporation, filed on November 27, 2001 with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         We have reviewed the Registration Statement, including the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $100,000,000 aggregate offering price of (i) shares of the Company's Common Stock, $.01 par value ("Common Stock"), (ii) shares of the Company's Preferred Stock, $.01 par value (the "Preferred Stock"), (iii) Depositary Shares ("Depositary Shares") representing shares of Preferred Stock and (iv) one or more series of debt securities (the "Debt Securities"). The Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock.

         The Depositary Shares will be issued under one or more depositary agreements (each, a "Depositary Agreement") by and among the Company and a Depositary identified therein as Depositary (each, a "Depositary"). The Depositary may issue receipts (the "Depositary Receipts") for Depositary Shares, each of which will represent a fraction of a share of Preferred Stock represented by Depositary Shares. The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee").

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Antigenics Inc.
November 26, 2001
Page 2


         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

         The opinions expressed below are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         2. The Company has the authority pursuant to its Certificate of Incorporation (as amended, the "Certificate of Incorporation") to issue up to 1,000,000 shares of Preferred Stock, none of which have been designated and reserved prior to the date hereof. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, including the filing of a Certificate of Designation relating to such series, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

         3. When (i) a Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary and (ii) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with that Deposit Agreement and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and when the Depositary Receipts in the form contemplated and authorized by that Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) such shares as executed and delivered do not violate any law applicable to the Company or result in default under or breach of any agreement or instrument binding upon the Company, (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Depositary

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Antigenics Inc.
November 26, 2001
Page 3


Shares and the underlying Preferred Stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

         4. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of a particular series of Debt Securities, and (ii) the Company and the Trustee duly execute and deliver an Indenture that establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.


         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $.01 and (iii) the number of shares of Preferred Stock or Common Stock issued or issuable on exercise or conversion of the Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not

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Antigenics Inc.
November 26, 2001
Page 4


exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Certificate of Incorporation on the date hereof, as amended by the Certificate of Designation filed prior to the date hereof, and by any Certificate of Designation or amendment to the Certificate of Incorporation hereafter filed by the Company with respect to Preferred Stock or Common Stock prior to the issuance of such shares.

         To the extent that the obligations of the Company under each Deposit Agreement may be dependent thereon, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

         To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.


         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                                 Very truly yours,



                                                 /s/ Palmer & Dodge LLP